UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367
(Commission File Number)

20-3825987
(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114
San Diego, California 92123
(Address of principal executive offices)(Zip Code)

(858) 571-2007
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 15, 2008, Dot VN, Inc., a Delaware corporation (“Dot VN”) entered into a Distribution Agreement (the “Distribution Agreement”) with E-Band Communications Corp., a California corporation (“E-Band”). Under the terms and conditions of the Distribution Agreement, Dot VN has the exclusive right to distribute in Vietnam, and the non-exclusive right to distribute in Cambodia, Thailand and Laos, E-Band’s multi-gigabit capacity wireless communications systems and related E-Band technology and services (collectively, the “Products”). Dot VN will likely not sell the Products in Vietnam until Dot VN obtains the requisite licenses for the necessary frequencies on which the Products can operate. Accordingly, as part of its obligations under the Distribution Agreement, Dot VN intends to apply for a license(s) with the Ministry of Information and Communications of Vietnam for the requisite frequency licenses on which the Products can operate.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 14, 2008, Dot VN made (i) a 100% Convertible Promissory Note in the principal amount of $2,160,767 to Thomas Johnson, Dot VN’s Chief Executive Officer and Chairman of the Board of Directors, and (ii) a 100% Convertible Promissory Note in the principal amount of $2,160,767 to Lee Johnson, Dot VN’s President, Chief Technology Officer, Chief Financial Officer and a Director. Each note made August 14, 2008 contains the same terms and conditions. Each note shall accrue interest at a rate of 8% per annum, and all outstanding principal and accrued and unpaid interest shall become due February 15, 2009. All principal and accrued interest due may be converted into common stock of Dot VN at $1.43 per share (the “Conversion Price”). The Conversion Price shall be adjusted downward in the event Dot VN issues common stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price below the Conversion Price, to a price equal to such issue price.

The notes made August 14, 2008 replace notes with materially the same terms and conditions, held by each of Thomas Johnson and Lee Johnson, respectively, that expired August 1, 2008 and originally issued in consideration for, and in satisfaction of, accrued salary and interest accruing since January 31, 2003 through June 30, 2007 by each of Thomas Johnson and Lee Johnson under their respective employment agreements with Dot VN.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.24	Distribution Agreement dated August 15, 2008, by and between Dot VN, Inc. and E-Band Communications Corp., a California corporation.

10.25	100% Convertible Promissory Note dated August 14, 2008 made by Dot VN, Inc. to Thomas Johnson

10.26	100% Convertible Promissory Note dated August 14, 2008 made by Dot VN, Inc. to Lee Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: August 19, 2008	By:	/s/ Louis P. Huynh
Name: Louis P. Huynh Title: General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

10.24	Distribution Agreement dated August 15, 2008, by and between Dot VN, Inc. and E-Band Communications Corp., a California corporation.

10.25	100% Convertible Promissory Note dated August 14, 2008 made by Dot VN, Inc. to Thomas Johnson

10.26	100% Convertible Promissory Note dated August 14, 2008 made by Dot VN, Inc. to Lee Johnson